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                                                                    Exhibit 99.1

          ASCENTIAL SOFTWARE REPORTS PRELIMINARY SECOND QUARTER RESULTS
              SCHEDULES CONFERENCE CALL FOR 5:00 PM (EASTERN) TODAY


WESTBORO, MASS., JULY 6, 2004 - Ascential Software Corporation (Nasdaq: ASCL), the enterprise data integration leader, today announced preliminary results for the second quarter ended June 30, 2004.

The company expects total revenue for the second quarter to be in the range of $63.5 million to $64.5 million. License revenue is expected to be in the range of $24 million to $25 million. Net income for the second quarter is expected to be between $0.02 and $0.03 per diluted share. On a pro forma basis, as described below, net income for the second quarter is expected to be between $0.04 and $0.05 per diluted share.

"We are disappointed by our second quarter results, specifically in our license revenue," commented Peter Gyenes, Ascential Software chairman and chief executive officer. "In the enterprise market, spending continues to be cautious and highly disciplined, which has caused several transactions to close later than expected, or not yet close, due to an extended procurement process."

Mr. Gyenes continued, "Nevertheless, our business continues to demonstrate customers' growing strategic focus on data integration at the enterprise level and continually growing adoption of Ascential Software's differentiated approach. While the enterprise-scale opportunities that we target are more prone to extended sales cycles, especially in current market conditions, we continue to be encouraged by our competitive wins and the growing pipeline of projects with substantial enterprise scope. We have therefore continued our investment in expanding sales, services, and product development resources along with an increased level of marketing activities. We believe this investment will drive additional opportunities to mitigate the effects of uncertain close rates in the current environment."



Outlook and Guidance

The company is currently anticipating third quarter license and total revenue to approximate currently expected levels for the second quarter, barring unforeseen circumstances. The added contribution of recently hired sales representatives is anticipated to generally offset the summer quarter seasonal effects on revenue levels. Operating results and earnings per share for the third quarter are also expected to be approximately the same as expected levels for the second quarter, barring unforeseen circumstances.

"We believe the trend toward data-centric approaches to enterprise-scale integration solutions will continue to enhance our opportunities for growth, although clearly at a moderated pace from our earlier expectations," continued Mr. Gyenes. "We currently anticipate revenue for the full year 2004 to be in the range of $255 million to $265 million. We believe the adoption of our differentiated



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approach will continue, and gain momentum as we bring continued innovation and planned product releases to market. We believe that our investments in expanding our resources to enable more coverage of enterprise opportunities and to accelerate product developments will produce leverage for us as the market develops."

The company will be discussing certain of its preliminary second quarter 2004 results on a conference call today beginning at 5:00 p.m. (Eastern). The call can be accessed on the Ascential Software web site at www.ascential.com/investors. Please go to the web site at least fifteen minutes prior to the call to register, download and install any necessary audio software. There will also be a replay available at the same web site address, or by calling 888-568-0634.

The final second quarter 2004 results will be announced on July 21, 2004 after close of the market, and will be followed by a conference call. Information on accessing that call will be provided shortly in a separate release.

The company believes that the pro forma results described in this release are useful for an understanding of its ongoing operations because GAAP results include amounts unrelated to the company's ongoing data integration business. These items are expected to aggregate approximately $0.02 per diluted share for the second quarter. Management of the company uses these pro forma results to compare the company's performance to that of prior periods for analysis of trends, and to evaluate the company's financial strength, develop budgets, manage expenditures, and develop a financial outlook. Pro forma results are supplemental and are not intended as a substitute for GAAP results. Relative to GAAP, pro forma results described in this release exclude the following items, net of associated taxes: amortization of purchased intangibles, such as developed technology and customer lists; amortization of stock-based compensation; non-recurring acquisition-related transition expenses; and expenses and other items related to divested business operations.


ABOUT ASCENTIAL SOFTWARE

Ascential Software Corporation (Nasdaq: ASCL) is the leader in enterprise data integration. Customers and partners worldwide use the Ascential Enterprise Integration Suite(TM) to confidently transform data into accurate, reliable and complete business information to improve operational performance and decision-making across every critical business dimension. Our comprehensive end-to-end solutions provide on demand data integration complemented by our professional services, industry expertise, and methodologies.

Ascential Software is headquartered in Westboro, Mass., and has more than 3,000 customers and partners globally across such industries as financial services and banking, insurance, healthcare, retail, manufacturing, consumer packaged goods, telecommunications and government. For more information call 1-800-966-9875 (or 1-508-366-3888 from outside the U.S. or Canada) or visit the Ascential Software website at www.ascential.com.


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Safe Harbor Statement under the Private Securities Litigation Reform Act of
1995: This public announcement contains forward-looking statements that are subject to numerous risks and uncertainties. These forward-looking statements address a variety of subjects including, for example, financial measures such as revenue and income; customer focus on data integration at the enterprise level; adoption of our product offerings; sale cycle length; project pipeline; investment in resources and marketing and the results thereof; contribution of sales force; seasonal effects; market trends; growth opportunities; and the usefulness of pro forma results. Any statements contained in this public announcement, including without limitation statements to the effect that the company or its management "believes," "expects," "anticipates," "plans," "may," "will," "projects," "continues," "intends" or "estimates," or statements concerning "potential" or "opportunity" or other variations thereof or comparable terminology or the negative thereof that are not statements of historical fact should be considered forward-looking statements as a result of certain risks and uncertainties. These risks and uncertainties could cause actual results and events materially to differ for historical or anticipated results and events. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the closing of the company's books and customary quarter-end accounting procedures; the ability of Ascential Software to expand its market share; growth rates for the enterprise data integration software market; general business conditions in the software industry, the technology sector, and in the domestic and international economies; rapid technological change in the markets served by Ascential Software; dependence on international operations; global and geopolitical instability; impact of product line divestitures; and difficulties that Ascential Software may experience integrating technologies, operations and personnel of completed or future acquisitions. The financial measures discussed in this press release are preliminary estimates and are subject to final results for the periods covered. Actual results for future periods may differ from those projected. Please review carefully the description of risks and uncertainties that, together with other detailed information about the company, is contained in the periodic reports that the company files from time to time with the Securities and Exchange Commission, including the company's most recent annual report on Form 10-Q. The forward-looking statements and financial measures contained herein represent the judgment of Ascential Software, as of the date of this release, and Ascential Software disclaims any intent or obligation to update such forward-looking statements to reflect any change in Ascential's expectations with regard thereto or any change in events, conditions, and circumstances on which such statements are based.

(C)2004 Ascential Software Corporation. All rights reserved. Ascential and Ascential Enterprise Integration Suite are trademarks of Ascential Software Corporation or its affiliates and may be registered in the United States or other jurisdictions. Other marks are the property of the owners of those marks.




FOR MORE INFORMATION, CONTACT:

Chas Kielt                                David Roy
Ascential Software Corporation            Ascential Software Corporation
(508) 366-3888 x3256                      (508) 366-3888 x3290
chas.kielt@ascential.com                  david.roy@ascential.com

Kristina White                            Gordon McCoun/Julie Prozeller
Porter Novelli                            Financial Dynamics
(617) 897-8200                            (212) 850-5600
kristina.white@porternovelli.com          gmccoun@fd-us.com
                                          jprozeller@fd-us.com


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